Exhibit 99.1

Final Transcript

Conference Call Transcript

DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

Event Date/Time: Nov 03, 2009 / 04:00PM  GMT

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

 Ryan McGrath
 Drew Industries Incorporated - IR

 Fred Zinn
 Drew Industries Incorporated - President, CEO, Director

 Joe Giordano
 Drew Industries Incorporated - CFO, Treasurer

 Jason Lippert
 Drew Industries Incorporated - President, CEO Lippert Components and Kinro, Director

 Leigh Abrams
 Drew Industries Incorporated - Chairman

CONFERENCE CALL PARTICIPANTS

 Jamie Baskin
 Thompson Research Group - Analyst

 Torin Eastburn
 CP Securities - Analyst

 Jamie Wilen
 Wilen Management - Analyst

 Arnold Brief
 Goldsmith & Harris - Analyst

 John Rogers
 Janney Montgomery Scott - Analyst

 PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q3 2009 Drew Industries Incorporated earnings conference call. My name's Anita, and I'll be your operator for today. (Operator Instructions) As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the call over to Mr. Ryan McGrath, Drew Investor Relations. Please proceed.

 Ryan McGrath - Drew Industries Incorporated - IR

Thank you. Good morning, everyone, and welcome to the Drew Industries 2009 third quarter conference call.

I'm Ryan McGrath with Lambert Edwards, Drew's investor relations firm. And I have here with me today members of Drew's management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President, CEO, and Director of Drew; Jason Lippert, President and CEO of Lippert Components and Kinro, and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

We want to take a few minutes to discuss our quarterly and year-to-date results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the Securities Laws. As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2008, and in our subsequent Form 10-Qs, all as filed with the SEC.

With that, I would like to turn the call over to Fred Zinn. Fred?

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Thank you very much, Ryan. And thank you all for joining us on the call and on this webcast.

Since our last conference call, the positive trends we identified in the RV industry, and more particularly in Drew's business have continued. More RVs are being produced by our customers; retail demand seems to have improved. And further, Drew has continued to gain market share in both the RV and manufactured housing segments of our business. Drew, and many of our RV customers hired hundreds of workers in the third quarter and are now planning for higher than previously expected production levels over the coming weeks. Additionally, many of our RV customers are very optimistic about the future.

We've also continued to improve our balance sheet and financial strength. We're now debt free with more than $45 million in cash and secure short-term investments, and we expect to generate additional cash in the near term. I suspect that many RV manufactures and dealers have also performed better than expected over the last few months, and that certainly bodes well for the overall health of our -- the RV industry.

During the past quarter, we used our financial strength to expand our product line. About a month ago, we acquired the capability to manufacture entry doors for manufactured homes, a market with a current potential of $25 million to $30 million. And through that move, we've leveraged our existing expertise in manufacturing RV entry doors as we already have more than a 30% market share in the RV entry door business, which we entered only about a year ago.

We also increased our focus on aftermarket customers, which sell replacement products for the millions of existing manufactured homes. And we plan to continue to explore expansion opportunities in the towable RV and in the manufactured housing markets.

We're also developing a longer-term strategy and may consider investments in related markets, possibly including additional components for motorhomes, and new markets, such as components for small and mid-size buses, horse trailers, and recreational boats, among others. We intend to continue to grow, both to increase stockholder value and to provide profitable opportunities to challenge our talented management team.

However, we will continue to be cautious in exploring new markets. We plan to invest only modestly and only when we can leverage our existing capabilities in manufacturing, marketing, and management. We won't take our eyes off our core business, nor will be divert our attention from the needs of our existing customers.

Our better than expected third quarter results are attributable directly to the efforts of our outstanding operating management team, which continues to focus simultaneously on profitable growth and cost control. As a result, we outperformed the markets we serve and our 2009 third quarter sales were 21% higher than our sales in the second quarter of 2009.

Our operating leverage and cost controls helped us increase net income by more than 175% compared to both the second quarter of 2009 and the 2008 third quarter. Yet we do expect to face continued challenges in the months ahead. Some challenges are specific to Drew, such as highly volatile raw material costs. Some may impact the industries we serve, such as tight credit, uncertainty about consumer demand and consumer confidence, and the weak manufactured housing market. And on a broader level, the course of the economic recovery remains unclear.

But I'm proud that for many years now we've proven our ability to take on challenges and turn them into opportunities. Recently, faced with the most severe recession in many decades, we responded by increasing our market shares, expanding our product lines, aggressively controlling costs, and building cash. As a result, we believe Drew has the potential to become even more profitable than we were previously, once our industries recover. We've learned how to be more efficient so that as our markets recover, we expect to meet the increased demand while maintaining the vast majority of the cost reductions that Jason Lippert and his management team has implemented over the last few years.

Further, throughout the last decade we responded to the challenge of an 87% decline in shipments of manufactured homes by redeploying both our assets and our management. During that period, we transformed the Company into the leading supplier of components for towable RVs. Back in 1998, our sales of components for manufactured homes were $271 million. That was more than 80% of our consolidated net sales that year. But today, more than 75% of our sales are of RV components. And despite the astounding decline in industry production of manufactured homes, we are still profitable in our manufactured housing segment.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

A dozen years or so ago, Drew had a fairly small product line, which limited our potential growth. Since then, we've expanded our manufacturing capabilities from primarily aluminum and glass products to now also include a wide array of products made of steel, vinyl, thermoplastics, and fabric.

Since the acquisition of Lippert Components in 1997, we've completed more than 15 additional acquisitions. Well-priced, small acquisitions are a part of our ongoing growth strategy and we expect to see similar expansion opportunities in the future.

The bottom line of all this is that we've successfully dealt with the challenges and the change we've experienced over the past decades. And we've learned from those experiences. The most important factor in our success continues to be our operating management. We have an extraordinary core of talented and highly motivated managers and they've worked extremely hard, particularly in the past year when changes in our markets and in our Company have been even more demanding and fast-paced than usual. They certainly deserve my thanks as well as the thanks of our many stockholders.

Now I'll ask Joe to discuss our results in a little more detail.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Thank you, Fred. From an operational perspective, Q3 2009 was extremely complex as operating management had to once again change direction and ramp up operations to meet the increased demand. As our results reflect, operating management once again delivered above expectations.

From an accounting perspective, there are a few points, which I feel need emphasis. Our RV content per travel trailer and fifth wheel unit remains strong, increasing 12% in the 12-month period ended September 30, 2009. This growth is largely due to market share gains in our RV entry doors, a product we added at the end of 2008, and our furniture product line, which was added in July 2008 and continues to gain market share.

For the 12 months ended September 2009, our manufactured housing segment benefited from market share gains, largely as a result of one of our major competitors ceasing operations. As a result, our content per manufactured home produced is estimated to be $1,484 per unit, up slightly from the $1,448 per unit for the 12 months ended September 2008.

It should be noted that we have revised our content per manufactured home produced to exclude our sales of replacement parts to aftermarket manufactured housing customers. We expect that our content per manufactured home produced will further increase over the coming quarters as a result of our market share gains, primarily in windows and doors.

Several of our new aftermarket customers have reported that their aftermarket sales for windows, doors, and other replacement parts for manufactured homes is only down approximately 10% from the prior year as compared to new production, which is down 43% through August. Our manufactured housing aftermarket sales were approximately $10 million to $12 million for the 12 months ended September 2009. With the recent addition of our manufactured home entry door product line, and additional aftermarket window sales, we are optimistic about the opportunities to increase aftermarket sales of our products for manufactured homes.

Raw material costs continue to be on a roller coaster, rising in 2008, dropping in the beginning of 2009, and then rising again the middle of 2009 by 10% to 30%. For the third quarter of 2009, our cost of goods sold was 77% of sales, compared to 80% of sales in the third quarter of 2008 largely because high raw material costs in the 2008 third quarter reduced the operating profit by approximately $2.5 million. We anticipate that the recent rise in the price of raw materials will negatively affect operating profit in Q4 2009 as compared to Q3 2009 by $1 million to $1.5 million.

SG&A as a percent of sales was 13.7% for the third quarter of 2009, down from 16.5% in the third quarter of 2008. This 18% decline in SG&A was much greater than the 2% decline in sales and was accomplished primarily due to the significant fixed cost reductions implemented by management.

Over the past few years, fixed cost reductions, which we achieved through facility consolidations, staff reductions, and synergies, benefited operating profit by an aggregate of nearly $25 million. In addition, management has improved production efficiencies. We anticipate that a significant portion of the fixed cost reductions will be retained even as sales volume increases.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

For example, the consolidation of back office functions and insurance coverage among our two subsidiaries, as well as improved efficiencies due to IT enhancements have resulted in fixed cost reductions, which are expected to be permanent, even as sales increase. Further, due to the production efficiencies implemented, we also expect to maintain the lion's share of savings realized from facility consolidations, even when industry production levels increase.

SG&A costs include incentive compensation. And we would typically record incentive compensation expense of about 20% of the operating profit in excess of a pre-established hurdle. But this quarter we did not record the full 20% because certain year-to-date operating profits were below the incentive compensation hurdles. We will record a normal incentive compensation expense later this year on profits realized during the balance of 2009 that exceed the year-to-date incentive compensation hurdles.

Because so much has changed over the past year, we find it useful to also compare our results to the most recently completed quarter. As compared to the second quarter of 2009, third quarter 2009 operating profit increased by $7 million or 34% of the $21 million increase in sales. This profit increase was larger than the 20% incremental margin we would typically expect due primarily to lower group and workers compensation insurance, and lower warranty costs as well as the temporary decline in certain raw material costs. However, raw material costs have recently risen by 10% to 30%, depending upon the type of raw material. Partially offsetting these lower costs was a write down of about $1 million for equipment being disposed of.

Our strong cash flow continued in Q3 2009 primarily due to our profitable results. In addition, for the first nine months, operating management successfully lowered inventory balances by nearly $40 million. Further inventory reductions of about $5 million are expected for the balance of the year depending upon the level of the sales.

At September 30th, we had no debt and $25 million of borrowing availability under our credit and shelf-loan facilities. In addition, we had $47 million in cash and investments. These resources are more than adequate to finance our anticipated working capital and capital expenditure requirements throughout the next 12 months, including the anticipated seasonal increase in working capital in the first half of 2010.

Our tax rate in the third quarter of 2009 was 35.4%, consistent with the second quarter of 2009. The tax rate was lower than typical due partially to the benefit of certain federal credits and tax reserve adjustments. The tax rate for the balance of the year is expected to be approximately 38% to 42%, subject to Q4 2009 pre-tax results.

During the third quarter, options to purchase approximately 300,000 shares of our stock, which were scheduled to expire in November 2009, were exercised, increasing Drew's outstanding shares. These option exercises generated more than $4 million in cash and related tax benefits.

In addition, due to the rise in stock price, our weighted average shares outstanding also increased based on the treasury method used for accounting purposes. Further increases could be possible if additional stock options are exercised or if there are further increases in the price of the Company's stock.

Stock-based compensation for the first nine months of 2009 was $3 million and we anticipate an additional $900,000 of expense in the fourth quarter of 2009. In 2008, Drew began to grant stock options annually rather than every second year, but with a reduced number of shares. We anticipate there will be an annual grant again this November. As always, the option exercise price will be based upon the closing price of the stock on the day before the November Board meeting. Accordingly, for 2010, I expect the stock-based compensation to increase by a few hundred thousand dollars.

Thank you for your time. Now I'll turn it back to Fred.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Thank you, Joe. And now we'll open it up for questions, Operator.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 QUESTION AND ANSWER

Operator

 (Operator instructions) Our first question comes from the line of Jamie Baskin of Thompson Research Group. Please proceed.

 Jamie Baskin - Thompson Research Group - Analyst

 Yes, I'm on the line for Kathryn Thompson. And our first question, we were wondering how much order visibility do you realistically have in the current market? And how is this different from last year?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, Jason, you want to address that?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components and Kinro, Director

 Sure, yes. As far as what we typically have it's usually a few weeks out. We get some additional comfort level from the customers and they'll let us know kind of what they're showing, they feel like they're going to have. But compared to last year and years prior, we typically start to tail off in October but things have kind of held steady through the month of October and into November so far. We can see out about three to four weeks right now and things look pretty steady.

Jamie Baskin - Thompson Research Group - Analyst

 Okay. All right, the next question — I'm sorry. Go ahead.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, I was just going to say, as Jason said, it's a lot better than you would see not only last year but in typical years because the seasonality of the businesses that drops off in November and December. So yes, good news.

Jamie Baskin - Thompson Research Group - Analyst

 All right. The next question, what were the primary drivers for the gross margin upside in the quarter? Can you attribute that to a few key things?

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 I think the number one thing to think about is last year's — comparing to last year's gross margin was negatively impacted by $2.5 million due to raw material costs. And I think once you put that in the equation in the last year and then make the comparison, you're pretty consistent.

  Jamie Baskin - Thompson Research Group - Analyst

 All right. And then, see, as far as the incremental margins we saw Company wide, but do you have the numbers on the RV business?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 They're actually not that different between RV and manufactured housing. The biggest — they're in that 20% range. The biggest driver of any change from that is material costs. So material costs being up a little bit as we head into the fourth quarter is likely to drive down those incremental margins a bit. They are — both segments are around the same.

 Jamie Baskin - Thompson Research Group - Analyst

 Okay. And then just one last question. Do you guys have a — have you planned out the production shut down for late 2009? Do you have any idea how long that will be? If it will be shorter than last year?

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 It looks better. Jason, maybe you can give us some particulars?

 Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components and Kinro, Director

 Yes, I think it's most definitely shorter than last year. We typically don't get a lot of the December information right now, but what Christmas or holiday shut down we have right now is probably somewhere around a week less on average than what we saw last year. And over Thanksgiving, when we saw a lot of customers take off the whole week, and some customers two weeks, are taking off mostly just the Thursday and Friday of that Thanksgiving week. And some are taking the whole week off, but last year we saw a lot of our customers take two weeks off in the month of November, so.

 Jamie Baskin - Thompson Research Group - Analyst

 Okay. Well, great. That's it for me. Thank you very much.

Operator
 Our next question comes from the line of Torin Eastburn of CP Securities. Please proceed.

 Torin Eastburn - CP Securities - Analyst

 Good morning.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Hey, good morning, Torin.

 Torin Eastburn - CP Securities - Analyst

 Your content per RV was roughly flat quarter-over-quarter. What other opportunities do you see that you can talk about specifically in the next year or so to keep increasing your content?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

Well, first I should point out that quarter-to-quarter it's not as steady, it's not as good a predictor. We found that in a given month, depending on which customer is ordering what that there can be fluctuations. That's why we typically do — we typically cite the last 12 months.

But I think that recently, coming up to the RV show, Jason can just fill in, but I think we've seen a lot of customers starting to gain interest in some of our additional products, which is certainly good news. And we've continued to see market share gains in our furniture business, and in our RV entry door, and more recently of course, the manufactured housing entry door and window business where one of the previous suppliers is no longer supplying.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 Torin Eastburn - CP Securities - Analyst

 Okay. You also mentioned in your press release that cost reduction measures in 2009 will benefit 2010 by $2.5 million. Can you sketch out roughly the timing of how that will fall?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Joe, maybe you —?

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Yes, I would say most of that's going to be in the first half of 2010. I don't have the split by quarters, but I'd say in the first six months is when you would see the lion's share of that.

 Torin Eastburn - CP Securities - Analyst

 Okay.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 As in the past, we're still looking at additional cost cutting measures, despite the fact that the industry's coming back. We're — we continue to look for ways to improve our efficiencies and cut overhead where we can. So hopefully we'll see a little bit more. Whatever you hear us cite, that's in the bank. That's what we've already got.

Torin Eastburn - CP Securities - Analyst

Sure. And I guess last one, any change in the credit outlook for both consumers and dealers?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, I think — there are no good statistics that I've seen, but certainly the dealer surveys that I've seen have indicated some improvement in their credit availability. I think the stronger dealers are probably able to get financing better than they were before. And the weaker dealers are still having trouble. I think consumer credit is really just a measure of the overall economy. Consumer credit probably has improved only very marginally, so I think that's still yet to come. So I guess it's a long answer, but on balance I'd say just modest improvements.

 Torin Eastburn - CP Securities - Analyst

 Okay. Thank you all.

Operator

 (Operator instructions) Our next question comes from the line of Jamie Wilen of Wilen Management. Please proceed.

 Jamie Wilen - Wilen Management - Analyst

 Hi, fellows. First, congratulations on doing a great job of managing costs both in the good times as well as the bad times. It's really remarkable the numbers you're putting on the table right now.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

Thank you, Jamie.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 Jamie Wilen - Wilen Management - Analyst

 Just have one question about the industries in general. I mean things will probably be different post-recession than they were pre-recession. And I was wondering if you could talk in terms of how the industry's going to change. Are production schedules going to change? Inventories going to change? Manufacturing processes? And the various products you may be making for these industries pre-recession versus post-recession. Is there really any difference in how things are going to look?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, I think from a few perspectives there will be some change. I would guess that as we get through this recession and consumers get even more confident, we'll see a little bit more of our — the features that are — that we sell that are add-ons to the typical RVs and hopefully will come back a little stronger.

I just heard one of the industry leaders quoted as saying that in the old days, meaning two or three years ago, people could take a lot more chances. Dealers took more chances with their inventories; consumers took a little bit more chance in terms of their finance levels. And that's unlikely — even after the recession ends, I think that's unlikely to be the same. I think dealers will be more conservative in their inventory requirements and forecasts. And consumers will be a little more cautious with their spending dollars.

 Jamie Wilen - Wilen Management - Analyst

 Okay, but as we come out, there will probably be fewer suppliers that you're competing with and certainly fewer people with the technological capabilities to make advancements?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, I would say that's true. Certainly the first part of your statement there is true. There are now fewer suppliers in our industry and I suspect we'll see more contraction in the supplier base.

 Jamie Wilen - Wilen Management - Analyst

 Okay, and will you — obviously you're going to play a part in that in looking for — to scavenge up people that you can get at a great price.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, I don't quite agree with scavenge, but I — our job is to get the best prices we can for our stockholders. And we will continue to pay only what is absolutely necessary for those acquisition opportunities, so you're right.

 Jamie Wilen - Wilen Management - Analyst

 Are there other people with the capabilities to make acquisitions at this moment like you have?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 We haven't seen much competition. There are others that are capable, but I haven't seen competition for our acquisitions really. So not only do you have to be capable, but you have to want to make acquisitions, you have to be in the market and we really haven't seen that.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 Jamie Wilen - Wilen Management - Analyst

 Okay, I assume there are lots of things out there for now for you to pick and choose from?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, I don't know if I'd say lots, but there are other opportunities. There are more opportunities now than we've seen in the past. A lot of them are small acquisition opportunities or idea acquisition where an inventor or developer who comes out with a new design or a new type of feature that he can't finance, he can't get in to see the larger RV customers. So they come to us.

 Jamie Wilen - Wilen Management - Analyst

 Okay. Thanks, fellows. Once again, great job.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Thank you.

Operator

 Our next question comes from the line of Arnold Brief of Goldsmith & Harris. Please proceed.

 Arnold Brief - Goldsmith & Harris - Analyst

 I just have three quick ones. One, could you give us some idea of the volume that your — the competitor who dropped out of the window business was experiencing?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Oh, boy. Jason, do you know? I honestly don't remember because I think it was a changing number. I know that whole market, as we've cited, for the door business was $25 million to $30 million. I'm going to guess they had a 25% or a 35% market share. Something in that range. In the window side, they probably had a similar but somewhat lower market share.

 Arnold Brief - Goldsmith & Harris - Analyst

 What size market is the window market?

 Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components and Kinro, Director

 Well, discounting residential, I don't know what the total — they did residential windows, so that's not something that we're doing.

 Arnold Brief - Goldsmith & Harris - Analyst

 Just looking at getting a ballpark kind of number on —

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 The total window market, oh boy. Let me think about that Arnie, and I'll get back to you. It's probably in the —

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components and Kinro, Director

 Most of what they had was aftermarket, so it would be the total aftermarket.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, they had — that's true. They had aftermarket. Jason's absolutely right. That's a good point. They had a small portion of the market for newly produced homes, but they had a bigger aftermarket. That's right. So I don't know what their sales were, but probably $20 million-ish in manufactured housing.

 Arnold Brief - Goldsmith & Harris - Analyst

 Okay. That's all. I'm just looking for a ballpark on that.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes.

 Arnold Brief - Goldsmith & Harris - Analyst

 Second question. In your comments you said quite explicitly you were looking to leverage up your existing capabilities. Does that imply or preclude you from making an acquisition on a — in a different market so to speak as something that might be less related and with acquisitions that you're currently making are basically add ons? Would you consider leveraging up your financial situation by going into another business, so to speak?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, I know you've been on these calls and talking with us for many years, Arnie. And historically we've always been conservative in that regard. We haven't leveraged up the Company, we don't anticipate that we will. We don't anticipate taking huge or even really significant risks. We're just talking about doing some long-term planning so that three years, or five years, or seven years from now we'll have at least identified additional markets that are related to what we do but that can expand our growth potential.

So in my speech, I did mention a couple of ideas. And those are just really at this point ideas. Certainly we're not doing — we're not making as many — we don't have as broad a product line for motorhomes as we have for towable RVs. In mid-size and small bus market, there are numerous products that are similar to what we're making for towable RVs. And the same thing is true in horse trailers and to a certain extent in recreational boating. So we would be taking, for lack of a better word, baby steps to related markets. That's the type of approach we would take. And we'll be very cautious.

 Arnold Brief - Goldsmith & Harris - Analyst

 Okay. And finally, could you give us a little perspective on how you see the foreclosures that the residential market is experiencing? The strength of the — and it's accepted, if there is any strength it seems to be in lower-priced housing. The tax credit in general. What do you see some of these — how do you see some of these factors, which are affecting residential housing impacting the manufactured housing business?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, I think unfortunately they're all marginal. I think that in terms of the financing programs and the government assistance programs they haven't had a significant impact on manufactured housing. They haven't even had a marginal impact. I don't remember the numbers, but there were just a few dealers that are taking advantage of some of those opportunities.

In terms of the level of repossessions, I think it — when that — when those repossessions are cleared up, it could help manufactured housing, but again, only on the margin. Because picture it, most site-built homes, even if they're selling now for 40% less than what they sold two years ago, it's still way above the typical price of a manufactured home. So maybe the low-priced home that was foreclosed and the high-priced manufactured home have a little bit of competition. So on the margin, I'd see some improvement.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

I think that what will help manufactured housing more, or at least what has the potential, is that I think in general people will be looking for more affordable homes. So someone who bought a luxury home may not be looking for 5,000 square feet, they may be looking for 4,000 square feet. Someone who bought a low-end site-built home may be looking for a manufactured home. So again, I think on the margin, that type of change in consumer buying patterns could help.

 Arnold Brief - Goldsmith & Harris - Analyst

 Do you see any change in zoning restrictions and things like that at the state level?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 I really haven't heard an awful lot about it. Leigh was at the MHI meeting, so I don't know if zoning has — did zoning come up?

 Leigh Abrams - Drew Industries Incorporated - Chairman

 No, zoning is still the same. It's community-by-community. Housing market is just not — people are just not willing to move into new directions when it comes to housing. Now as far as Fred's answer on foreclosure, I tend to agree with that. As you know, I sit on a Board of a mortgage REIT and foreclosures are still very heavy. You see lulls and pick-ups. Lulls because a lot of states have barred foreclosures for a while. And then when the foreclosure ban lifts, the foreclosures come flooding in again. But they are being resold and they're being resold at a very fast rate.

So inventory levels for housing is coming down, but that's primarily residential, and as Fred said, there really doesn't seem to be much of a crossover between manufactured housing and RV.

 Arnold Brief - Goldsmith & Harris - Analyst

 Thank you.

 Leigh Abrams - Drew Industries Incorporated - Chairman

 I'm sorry. Residential housing and manufactured housing.

Operator

 Our next question comes from the line of John Rogers of Janney Montgomery Scott. Please proceed.

 John Rogers - Janney Montgomery Scott - Analyst

 Good morning.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Hi, J.T.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 John Rogers - Janney Montgomery Scott - Analyst

 Just had a question for you on the operating line. If we back out the benefit from lower raw material costs and then the other expense line, you get about a $3 million in cost savings year-over-year on basically similar sales. What percentage of that is lower bonus accrual? And then possibly non-recurring or reversal of group at workers comp insurance that maybe you'd accrued earlier in the year?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 What are you comparing to, J.T.? The 3rd quarter of 2008 or or the 2nd quarter of 2009?

 John Rogers - Janney Montgomery Scott - Analyst

 Versus '09. Or excuse me, '08.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Versus '08? Joe, do you want to answer?

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Yes, there are definitely a lot of moving parts in those numbers. And looking year-over-year only adds to the complexity of that. I think you've got some insurance savings there and some of those numbers are going to be permanent by combining our policies and some of those are going to be — going to vary based on actual experience.

You also had in this quarter kind of offsetting some of those was a — is a $1 million roughly charge I noted for equipment write-downs that happened. And again, that should be an item that doesn't happen every quarter.

In terms of the bonus, there was probably about — I think it's about $900,000 difference in bonus that if we had cleared the hurdles this quarter, then that would have been recorded this quarter.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 So, I think what Joe's saying there is that because we had — the hurdles for incentive compensation purposes are year-to-date. So while this quarter was pretty good, year-to-date we didn't cross those hurdles, so we didn't accrue this extra $900,000, give or take for bonus.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Correct.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 And the other piece of your puzzle and what you're talking — is by comparing year-over-year, you're talking — you have the fixed cost savings, which go into that number, which we talked about were over $2 million. So I think that's going to fill a huge piece of that gap you mentioned at the beginning there.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 I guess the other thing to point out is I wish that material costs were a benefit this quarter, but really it's just that they were so high in the third quarter of last year, and now unfortunately again, they're on the rise, so we have to face that challenge as well.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

 John Rogers - Janney Montgomery Scott - Analyst

 Okay great. And then I — you talked about the movement into new markets or taking baby steps in those markets. Do you have any idea what the timing is? Or is it just going to be as opportunities become available?

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Some time between six months from now and six years from now. It's really — I don't mean to overplay that, it's really just a sort of long-term strategy. So you may find us making an acquisition that has, I don't know, some sales in a different related industry, but we don't have anything — we don't have any timelines that we have to live by. We'll do it as we see the opportunities.

 John Rogers - Janney Montgomery Scott - Analyst

 Okay, great. Thanks a lot.

Operator

 There are currently no additional questions in queue. I would now like to turn the call over to Mr. Fred Zinn for closing remarks.

 Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, thank you all very much. I really do appreciate your participation. And as you know, throughout the year I meet with a lot of the — a lot of you on the call, a lot of institutional investors, and we do try and use these conference calls to publicly respond to some of your questions, suggestions, and concerns. I always learn something when I go to talk with you and hopefully you'll hear us address those issues on these calls.

I look forward to continuing to meet with you and to once again speaking with you on our next conference call in mid-February when we report on our fourth quarter and our year-end results. And we certainly hope to have good news for you at that time as well. Thank you all very much.

Operator

 Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. And have a great day.

Editor

 Company Disclaimer

This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income (loss), whenever they occur in this document are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this document, and in our subsequent filings with the Securities and Exchange Commission.

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Final Transcript
Nov 03, 2009 / 04:00PM GMT, DW - Q3 2009 Drew Industries Incorporated Earnings Conference Call

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this document, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes and RVs, the disposition into the market by the Federal Emergency Management Agency ("FEMA"), by sale or otherwise, of RVs or manufactured homes purchased by FEMA, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of RVs and manufactured homes.

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